CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services- Statements and Reports", "General Information - Independent Auditors" and "Financial Statements and Report of Independent Auditors" and to the use of our report dated January 9, 2004, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333- 08153 and 811-07707) of AllianceBernstein Real Estate Investment Fund, Inc.




                                    ERNST & YOUNG LLP


New York, New York
February 24, 2004